(d)(4)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING SERIES FUND, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	A	B	C	I	O	R	W
ING Alternative Beta Fund Initial Term Expires March 1, 2010	1.40%	2.15%	2.15%	1.15%	N/A	N/A	1.15%

ING Capital Allocation Fund [1,3] Formerly, ING Strategic Allocation Conservative Fund Term Expires October 1, 2011 Initial Term for Class W Shares Expires October 1, 2012	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	0.90%

ING Core Equity Research Fund[2] Term Expires October 1, 2011 Initial Term for Class R Shares Expires October 1, 2012	1.08%	1.83%	1.83%	0.83%	1.08%	1.33%	0.83%

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.
[2]

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 5, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

[3]

Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund expires October 1, 2012.

(d)(4)(ii)

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	A	B	C	I	O	R	W
ING Corporate Leaders 100 Fund Initial Term Expires October 1, 2009	0.90%	1.65%	1.65%	0.65%	N/A	N/A	0.65%

ING Global Target Payment Fund[1,2] Initial Term Expires March 1, 2010 Initial Term for Class R Shares Expires March 1, 2012	1.30%	2.05%	2.05%	1.05%	N/A	1.55%	1.05%

ING Index Plus LargeCap Fund[3] Initial Term Expires October 1, 2011 Initial Term for Class W Shares Expires October 1, 2012	0.95%	1.70%	1.45%	0.70%	0.95%	1.20%	0.70%

ING Index Plus MidCap Fund[3] Initial Term Expires October 1, 2006 Initial Term for Class W Shares Expires October 1, 2012	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	0.75%

ING Index Plus SmallCap Fund[3] Initial Term Expires October 1, 2006 Initial Term for Class W Shares Expires October 1, 2012	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	0.75%

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.
[2]

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 5, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

[3]

Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund expires October 1, 2012.

(d)(4)(ii)

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	A	B	C	I	O	R	W
ING Large Cap Growth Fund Initial Term Expires October 1, 2014	1.15%	N/A	1.90%	0.90%	N/A	1.40%	0.90%

ING Small Company Fund Initial Term Expires October 1, 2006 Initial Term for Class W Shares Expires October 1, 2009	1.50%	2.25%	2.25%	1.25%	1.50%	N/A	1.25%

/s/ HE

HE

Date last updated: February 29, 2012

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.
[2]

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 5, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

[3]

Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund expires October 1, 2012.

3